Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (No. 333-260198) on Form S-8 of Silvergate Capital Corporation of our report dated October 15, 2021 appearing in this Annual Report on Form 11-K of Silvergate Bank 401(k) Retirement Savings Plan for the year ended December 31, 2020.

/s/ Crowe LLP
Crowe LLP

Oak Brook, Illinois

October 15, 2021